                                                                    EXHIBIT 10.5

                                 AMENDMENT NO. 1
                                     TO THE
                      H&R BLOCK DEFERRED COMPENSATION PLAN
                     FOR EXECUTIVES, AS AMENDED AND RESTATED

         H&R Block, Inc. (the "Company") amended and restated the H&R Block Deferred Compensation Plan for Executives, as Amended and Restated (the "Plan"), effective as of July 1, 2002. Section 9.1 of the Plan provides that the Company, by action by the Company's Board of Directors, may amend the Plan from time to time. The Company hereby exercises that right. This Amendment No. 1 is effective as of March 12, 2003.

                                    AMENDMENT

         1. Section 2.1.24 of the Plan is amended by deleting the words "Chief Executive Officer of the Company" and replacing them with the words "Chief Operating Officer of the Company (or the Chief Executive Officer of the Company if there is no Chief Operating Officer of the Company)".

         2. Section 2.1.37 of the Plan is amended by deleting the reference to "Section 2.1.37" therein and replacing it a reference to "Section 4.1.2".

         3. Section 2.1.38 of the Plan is amended by inserting the words and punctuation "H&R Block Small Business Resources, Inc.," after the words and punctuation "HRB Business Services, Inc.," and before the words "and the majority- owned".

         4. Section 6.2.2 of the Plan is amended by deleting the words "fourth Plan Year after the Plan Year during which the election was made" in the fourth sentence thereof and replacing them with the words "second Plan Year after the Plan Year in which any amounts are first credited to the Participant's Account".

         5. Except as modified in this Amendment No. 1, the Plan shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.

                                       H&R BLOCK, INC.

Dated:  March 12, 2003                 By: /s/ Mark A.
Ernst                                      ---------------------------------
                                           Mark A. Ernst
                                           President and Chief Executive Officer

                                                                   EXHIBIT 10.27

                             AGREEMENT OF SETTLEMENT

                  This Agreement of Settlement (the "Agreement") is entered into this 31st day of March, 2003, by and between H&R Block, Inc., H&R Block and Associates, L.P., H&R Block Tax Services, Inc., HRBO, Limited (erroneously named as HRBO, Ltd.), H&R Block of South Texas, Inc., HRB-Delaware, Inc., H&R Block, Ltd., HRBOI, Ltd., HRBO III, Ltd., HRBOII, Inc. (erroneously named as HRBOII, Ltd.), H&R Block of Dallas, Inc., H&R Block of Houston, Ltd., Houston Block, L.C., Block Management, Ltd., and STI-Block, L.C. (collectively "H&R Block"), and Ronnie and Nancy Haese (the "Haeses" or "Plaintiffs") on behalf of themselves individually and on behalf of the Class as defined below.

I.       DEFINITIONS

                  1.       The "Class" and "Class Members" means all persons who
         (1) obtained at any time a tax refund anticipation loan ("RAL") through an office operating under the trade name of H&R Block (including franchisee or sub franchisee offices of H&R Block or any H&R Block offices located in Sears stores) in the State of Texas during the period from 1992 through 1996 and (2) did not previously request exclusion from the litigation styled Ronnie and Nancy Haese v. H&R Block, Inc., et al., Cause No. 96-423, in the 105th District Court of Kleberg County, Texas (hereinafter referred to as the "Action.")

                  2. "Settlement Administrator" means the entity designated by H&R Block to administer the settlement.

                  3. "Preliminary Approval Order" means the order to be entered by the Court in the event that the Court grants preliminary approval to this Agreement.

                  4. "Class Counsel" means Robert C. Hilliard and Hilliard & Munoz, LLP,

         Darrell L. Barger and Hartline, Dacus, Barger, Dreyer & Kern, LLP, Edward Carstarphen and Ellis, Carstarphen, Dougherty & Goldenthal, P.C., and Craig Sico and Sico, White & Braugh, who are the attorneys and law firms representing the Haeses and Class Members.

                  5. "Class Notice" means the notice that attached hereto as Exhibit A.

                  6.       "Class Representatives" means the Haeses.

                  7.       "Court" means the 105th District Court of Kleberg
         County.

                  8. "Settled Claims" means any and all actual and potential claims, actions, lawsuits, and causes of action, known or unknown, that Plaintiffs and/or the Class asserted, may assert or could have asserted in the Action, including all claims and potential claims under the laws of Texas or under federal law or any other law arising out of or in any way relating to the tax refund anticipation loans ("RALs") (sometimes erroneously referred to as "Rapid Refunds") obtained by the Class at any time up to and through November 18, 2002, and/or participations in such RALs and/or arising out of or in any way relating to H&R Block's use of the term "Rapid Refund," and/or any sanctions or contempt penalties that have been sought, or could have been sought, against the Released Parties for any acts or omissions, known or unknown, that may have been committed by the Released Parties that might in any way be related to the Action, the Cause 99-314 Action, or the Martinez Action.

                  9.       "Cause 99-314 Action" means the lawsuit defined in
         Section II, paragraph 1 of the Recitals set forth below.

                  10.      "Martinez Action" means the lawsuit defined in
         Section II, paragraph 2 of the Recitals set forth below.

                  11. "Released Parties" means H&R Block, Block Financial Corporation, HRB

         Texas Enterprises, Inc., H&R Block Texas Tax Company, LP, and H&R Block Texas Support Services, LP, and the respective parents, affiliates, subsidiaries, franchisees or sub-franchisees of any of them, all divisions, predecessors, successors, representatives and assignees of any of them, and the present and former officers, directors, employees, shareholders, insurers, underwriters, attorneys and agents of any of them.

                  8.       "Zawikowski Action" means the lawsuit defined in
         Section II, paragraph 4 of the Recitals set forth below.

                  9. "Zawikowski Settlement" means the settlement defined in Section II, paragraph 4 of the Recitals set forth below.

II.      RECITALS

                  14. WHEREAS, (i) in July, 1996, the Haeses filed the Action which was certified as a class action and (ii) in November, 1999, certain claims in the Action were severed into a class action lawsuit pending in the same Court captioned Ronnie and Nancy Haese, et al. v. H&R Block, Inc., et al., No. CV-99-314-D (hereafter referred to as the "Cause 99-314 Action");

                  15. WHEREAS, in July, 2002, Veronica I. Martinez filed a class action lawsuit in the 148th Judicial District Court of Nueces County, Texas, captioned Veronica I. Martinez, et al. v. H&R Block, Inc., et al., No. 02-3269-E (hereinafter the "Martinez Action");

                  16. WHEREAS, all claims in all three cases arise out of the same set of operative facts;

                  17. WHEREAS, in addition to the aforementioned cases, H&R Block is a defendant in other pending lawsuits in other jurisdictions arising out of the RAL program, including an action pending in the United States District Court for the Northern District of Illinois captioned Zawikowski, et al. v. Beneficial National Bank, et al., No. 98-C-2178 ("Zawikowski Action") in which a nationwide settlement is currently pending approval ("Zawikowski Settlement"); but in which H&R Block has moved that the Texas Class Members be excluded.

                  18. WHEREAS, H&R Block has at all times denied, and continues to deny, that it has committed any wrongful acts or violations of law of any nature whatsoever or that it has any liability to Plaintiffs or the persons they represent;

                  19. WHEREAS, uncertainty exists as to the potential liability of H&R Block in the Action and as to the nature and amount of relief, if any, to which the Plaintiffs and Class Members may be entitled if liability is imposed on H&R Block;

                  20. WHEREAS, after extensive arms' length negotiations, the parties hereto now wish to settle the Action, subject to the approval of the Court;

                  21. WHEREAS, the parties hereto have entered into a Memorandum of Understanding on November 18, 2002;

                  22. WHEREAS, the Plaintiffs represent the Class and H&R Block agrees not to contest certification of a Class for purposes of effectuating this settlement;

                  23. WHEREAS, while denying any fault, wrongdoing or liability, H&R Block has agreed that a settlement of the Action on the terms and conditions set forth in this Agreement is desirable solely in order to avoid the further significant burden, expense and inconvenience of protracted litigation, and the distraction and diversion of personnel and resources, and thereby to put to rest this controversy;

                  24. WHEREAS, Class Counsel have conducted a thorough study and investigation of the facts and the law relating to the claims asserted in the Action, the Cause 99-314 Action, and the Martinez Action through extensive discovery and independent investigation and have concluded that, taking into account the substantial benefits that Class Members will receive as a result of this settlement and the considerable risks and delays of further litigation, the settlement provided herein is fair, adequate and reasonable and in the best interests of the Class.

         THEREFORE, the parties hereto agree to the following terms and conditions:

III.     TERMS AND CONDITIONS

                  1. The Class Representatives (for themselves and on behalf of the Class), by their attorneys and subject to the approval of the Court pursuant to Texas Rule of Civil Procedure 42(e), hereby settle, release, discharge and dismiss all Settled Claims as against all the Released Parties with prejudice, upon and subject to the terms and conditions specified herein. Each Class Member who has not timely opted out shall covenant and agree that (s)he shall not hereafter assert or continue to assert any claim, suit, demand or cause of action, whether individually or on behalf of a class, based in whole or in part upon any of the Settled Claims against the Released Parties. Such release shall also extend to any sanctions or contempt penalties that have been sought, or could have been sought, against the Released Parties for any acts or omissions, known or unknown, that may have been committed by the Released Parties in the Action, the Cause 99-314 Action, or the Martinez Action.

                  2. The parties hereto and their counsel agree to take whatever reasonable procedural steps may be required to permit the Court to obtain and retain jurisdiction over this settlement.

                  3. For the benefits and consideration set forth herein and discussed below, the parties hereto will jointly request that the Court's rulings in the Action as to fiduciary duty, breach or the nature of the breach thereof, and for forfeiture of fees reflected in the Court's November 6, 2002, letter be withdrawn. In addition, H&R Block will seek the following orders from the Court: (1) an order granting H&R Block's Motion to Compel Arbitration, which would dismiss the claims of those persons who were a part of the class as defined in the August 28, 1997, class certification order, who a obtained a RAL for the first time in 1997 or thereafter; (2) an order granting summary judgment as to HRBO, Limited and HRBO III, Ltd.; and (3) an order granting summary judgment as to the claims of those persons who were part of the class as defined in the August 28, 1997, class certification order, who obtained RALs between 1988 and 1991, based upon the expiration of the applicable statutes of limitation, the non-receipt of license fees paid by H&R Block during that time period, or such other grounds as H&R Block may assert. Such orders being entered and actions taken by the Court shall be conditions subsequent for this settlement, each of which must occur before H&R Block shall have any obligation to make any payment of any of the benefits and/or consideration required herein to the Class or payment of attorneys' fees or expenses to Class Counsel.

                  4. The parties hereto agree that after Court approval and exhaustion of all appeals, the parties hereto will jointly move for the following: (1) the Cause 99-314 Action shall be decertified and non-suited by the Court, with each party bearing its own costs, expenses and attorneys' fees with respect thereto; (2) the Martinez Action shall also be non-suited by the court in the Martinez Action, with each party bearing its own costs, expenses and attorneys' fees with respect thereto; and (3) the mandamus proceeding pending before the Texas Supreme Court under Cause No. 02-1043 shall be dismissed. Such orders being entered and actions taken by the parties hereto, the Court and the court in the Martinez Action shall be conditions subsequent for this settlement, each of which must occur before H&R Block shall have any obligation to make any payment of any of the benefits and/or consideration required herein to the Class or payment of attorneys' fees or expenses to Class Counsel.

                  5. While final approval of the settlement is pending and while awaiting approval and final exhaustion of all appeals, the parties hereto agree to jointly seek the abatement of all the proceedings identified in the previous paragraph. Such orders being entered and actions taken by the applicable courts shall be conditions subsequent to this settlement, each of which must occur before H&R Block shall have any obligation to make any payment of any of the benefits and/or consideration required herein to the Class or payment of any attorneys' fees or expenses to Class Counsel.

                  6. In consideration for the release and dismissal of all Settled Claims, each Class Member shall be entitled to receive - irrespective of how many RALs he or she may have obtained - the following benefits and consideration:

                           a. For each tax season over a five-consecutive-year period, a fully transferable and alienable coupon that, upon mailing to the Settlement Administrator, shall entitle the person redeeming such coupons to receive a TaxCut(R) Platinum Federal Filing Edition tax preparation software package that currently has a suggested retail price of $39.95, or an equivalent product of equal value selected by H&R Block. Such redemption shall occur between January 5 and April 15 of the calendar year of the tax season to which the software package applies.

                           b. For each tax season over a five-consecutive-year period, a non-transferable and non-alienable coupon that, upon mailing to the Settlement Administrator, along with a receipt evidencing payment, between January 5 and May 15 of the calendar year in which the applicable tax season occurs, shall entitle the Class Member to a $20 rebate on tax preparation or electronic filing services provided in an H&R Block branded office in the State of Texas; and

                           c. For each tax season over a five-consecutive-year period, a fully transferable and alienable coupon that, upon mailing to the Settlement Administrator, shall entitle the person redeeming such coupon to receive a copy of Tax Planning Advisor (of the H&R Block just plain smart Advisor Series of books) that currently has a suggested retail price of $14.95, or an equivalent product of equal value selected by H&R Block. Such redemption shall occur between January 5 and April 15 of the tax season to which the tax planning book applies.

                  7. With respect to the foregoing benefits and consideration, the parties hereto further agree that:

                           a. Assuming final approval of the settlement by the trial court, final exhaustion of all appeals and satisfaction of all conditions subsequent referred to above, the parties hereto anticipate that the benefits and consideration set forth in the preceding paragraph will pertain to the 2004, 2005, 2006, 2007 and 2008 tax seasons. If approval, exhaustion of all appeals and
                               satisfaction of all conditions subsequent referred to above occur within 90 days prior to the beginning of a given tax season or during a given tax season, H&R Block's obligation to provide such benefits and consideration will not arise until the tax season that immediately follows such given tax season.

                           b. For RALs obtained jointly due to the filing of a joint income tax return by a married couple or through other circumstances, such couple or joint interest shall be treated as one Class Member for purposes of the benefits and consideration described above. Such joint filers' rights with respect to those benefits and consideration shall be governed by the applicable property laws pertaining to such marriage or other relationship, and neither H&R Block nor the Settlement Administrator shall have any liability, obligation or responsibility with respect to any disputes arising from any joint interest or common ownership in the benefits provided herein, irrespective of whether such dispute arises from divorce, death or otherwise.

                           c. All coupons provided pursuant to the terms of the settlement and discussed above shall be mailed to each Class Member for whom the parties hereto possess a correct mailing address in one mailing prior to the first applicable tax season in which coupons may be redeemed, as described above. The parties hereto shall be deemed to have a correct mailing address for a Class Member if Class Notice previously mailed was not returned as undeliverable and/or if Class Notice mailed subsequent to entry of a Preliminary Approval Order is not returned as undeliverable and/or a Class Member provides a correct mailing address when requesting a copy of the Class Notice or in response to the class notice. The cost of such mailing of coupons, as well as any other expenses associated with the creation, issuance and redemption of the coupons shall be borne by H&R Block. H&R Block shall have the right to control the timing of such mailing of coupons, although it must occur at some time after April 30 of the year prior to the first applicable tax season, but before December 31.

                  8. The Final Judgment which will be submitted to the Court for approval of this settlement shall vacate the January 30, 1998 Order of the Court concerning arbitration clauses and contacts with the Class. While the parties hereto are awaiting Court approval, the parties hereto agree to jointly seek the abatement of the January 30, 1998 Order, with such abatement specifically providing that the January 30, 1998 Order shall have no force or effect while the abatement remains in effect and therefore such will not be a basis for any sanctions against H&R Block for its conduct while the abatement is in effect. However, any arbitration agreement signed or that may hereafter be signed by Class Members in 1997 and subsequent years will not be enforced against those Class Members with respect to the settled claims applicable to any RAL obtained in calendar years 1992 through 1996, inclusive. If the Court does not approve the settlement, the parties shall jointly request that the Court vacate the abatement. After the abatement has been vacated, the Court's January 30, 1998 Order shall thereafter again become effective (to the extent it remains effective in light of the Judgment and Opinion of the Corpus Christi Court of Appeals and H&R Block v. Haese, 82 S.W.3d 331 (Tex.App. - Corpus Christi, 2000, pet. denied) and subject to the limitation on the amount of any said sanctions set forth in Paragraph 9.

                  9. If the settlement should ultimately fail due to non-approval by the Court or appellate reversal, the Class and Class Counsel agree that any sanctions sought or asserted against H&R Block for any past conduct - known or unknown - pertaining to or in any way connected with the Action, the Cause 99-314 Action, or the Martinez Action, collectively shall not exceed $10,000,000 against H&R Block. Should the settlement fail for some reason other than judicial non-approval or reversal, and such failure is not caused by H&R Block, the aforementioned sanctions collectively shall not exceed $20,000,000 against H&R Block in the Action, the Cause 99-314 Action, or the Martinez Action. Nothing in this paragraph shall be construed as an admission that H&R Block engaged in any sanctionable conduct, which is expressly denied, nor construed as any agreement that any such sanction in any amount should be imposed by any court. Consideration for this provision consists of not only the benefits and consideration set forth herein and discussed above, but also H&R

         Block's request for exclusion of Class Members from the proposed settlement in the Zawikowski Action. Plaintiffs and Class Counsel agree to withdraw their objections to Zawikowski Settlement and to make no objections to such Zawikowski Settlement in the future, provided that if either Plaintiffs and/or Class Counsel or H&R Block is enjoined or otherwise prevented from complying with this settlement by order of any Court or either is ordered by any Court to deposit any of the funds or property to be paid pursuant to the Agreement to any Court, trust, or other third party, then Plaintiffs and Class Counsel may object to the Zawikowski settlement and contest any such injunction or order. This provision shall survive termination or failure of this Agreement or this settlement.

                  10. While approval of this settlement is being sought, H&R Block agrees to take no action to subject the Class or Class Members to the jurisdiction of any other Federal or State Court. If this settlement is finally approved and all appeals challenging same are exhausted, H&R Block agrees to comply with same even if the Texas Class is not carved out of the Zawikowski Action, provided that neither Plaintiffs and Class Counsel nor H&R Block is enjoined or otherwise prevented from doing so by order of any court, and further provided that H&R Block is not ordered by any court to deposit any of the funds or property to be paid pursuant to this Agreement to any court, trust or other third party. If either Plaintiffs and/or Class Counsel or H&R Block is enjoined or otherwise prevented from complying with this settlement or ordered by any Court to deposit any of the funds or property to be paid pursuant to the Agreement to any Court, trust, or other third party, then Plaintiffs and Class Counsel may contest any such injunction or order.

                  11. Unless otherwise agreed by all parties hereto, this Agreement shall be null and void unless finally approved by the Court, and affirmed on appeal if necessary, and unless all conditions subsequent are met. However, an award by the Court, as the same may be affirmed or reduced by an appellate court, of the attorneys' fees and expenses for an amount less than the maximum amounts specified and agreed upon in Article V below, shall not affect any of the other rights and obligations of the parties hereto under the Agreement.

                  12. It is expressly agreed and understood that the Released Parties deny any fault, wrongdoing, or liability, and that this Agreement does not constitute an admission by any party and may not be admitted in evidence or appended to any pleadings, motions or briefs except in an action brought to enforce the terms hereof or as a defense to any causes of action barred or released by the terms hereof.

                  13. This Agreement may be executed in separate counterparts.

                  14. Each of the parties hereto agree to take all steps necessary, at their own costs, to effectuate the purposes and requirements of this Agreement.

                  15. This Agreement shall be binding upon and inure to the benefit of the Class, the Released Parties and their respective heirs, administrators, successors and assigns.

                  16. In determining whether any person is a Class Member, the Settlement Administrator shall be entitled to rely upon the list of persons to whom previous notice was sent in the Action and upon the computer records available to H&R Block from third parties. To the extent that relevant information is not contained therein, the determination may be based upon submission by a Class Member of corroborating documentation such as the customer copy of the RAL application. The Settlement Administrator may employ in its discretion reasonable procedures necessary to verify information submitted by claiming Class Members.

                  17. In the event that the settlement does not become final in accordance with the terms hereof, then this Agreement shall be of no force or effect, except as elsewhere expressly provided herein, and, in any event, the parties hereto agree that this Agreement, whether or not it shall become final, and any and all negotiations, documents and discussions associated with it, shall be without prejudice to the rights of any party, shall not be deemed or construed to be an admission or evidence of any violation of any statute, law or regulation or of any liability or wrongdoing by any of the Released Parties or of the truth of any of the claims or allegations made in the Complaints and/or pleadings in the Action, the Cause 99-314 Action or the Martinez Action or any other pleading, and evidence thereof shall not be discoverable or used directly or indirectly, in any way, in any action or proceeding. If the settlement does not become final in accordance with the terms of this Agreement, H&R Block expressly reserves all its rights, including but not limited to, its rights to compel arbitration and contest class certification in the Action, the Cause 99-314 Action and/or the Martinez Action. If the settlement does not become final in accordance with the terms of this Agreement, Plaintiffs and class members expressly reserve all their rights, including but not limited to, any available sanctions subject to the limitations set forth in paragraph 9, their rights to contest the validity of any arbitration clauses, and their rights to pursue approval of class certification in Cause No. 99-314-D and Cause No. 02-3269-E (Martinez action).

                  18. This Agreement contains an entire, complete, and integrated statement of each and every term and provision agreed to by and among the parties hereto; it is not subject to any condition not provided for herein. This Agreement shall not be modified in any respect except by a writing executed by all the parties hereto. This Agreement supersedes all prior agreements between the parties hereto, including the Memorandum of Understanding dated November 18, 2002.

                  19. None of the parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

                  20. The Class and Class Counsel agree that all public communication regarding the settlement and this Agreement shall be made by H&R Block, except as may be required in court proceedings, or where necessary to protect the integrity of Class Counsel; provided, however, that public communication to protect the integrity of Class Counsel shall not include press releases or any communications to financial analysts or investment advisors. Any responses to media inquiries shall not disparage H&R Block or their statements and shall only state that the settlement is a compromise of disputed claims. Except as permitted in the previous two sentences, the Class and Class Counsel shall refer any media inquiries to the following representatives of H&R Block:
         Linda M. McDougall, 816-932-7542, Cyd Slayton, 816-932-8470 or Bob Schneider, 816-932-4835, or such other person(s) as H&R Block shall designate to Class Counsel. Further Class Counsel agree not to provide documents to or otherwise assist any party or anyone representing parties or anyone contemplating such representation in any other RAL-related case now existing or filed at any time in the future, with respect to this settlement or any other aspect of this litigation. The

         Plaintiffs, Class, and Class Counsel shall, upon final and unappealable approval of the settlement, return to H&R Block any and all documents, discovery responses or other information produced or given to the Class and Class Counsel during the course of this litigation.

                  21. Each of the undersigned attorneys hereby represents and warrants that he or she is authorized to execute this Agreement on behalf of his or her client(s).

IV.      CLASS NOTICE AND SETTLEMENT FAIRNESS HEARING

                  1. Upon execution of this Agreement of Settlement, Plaintiffs will file, and H&R Block will not oppose, a Motion for Preliminary Approval of Settlement and for Approval of Class Notice pursuant to Texas Rule of Civil Procedure 42. A copy of the proposed Class Notice is attached hereto as EXHIBIT A.

                  2. H&R Block shall pay all costs associated with dissemination of the Class Notice and the administration of the settlement.

                  3. Class Members shall have the right to object to the settlement or the request by Class Counsel for an award of attorneys' fees and expenses by filing written objections with the Court not later than twenty (20) days before the hearing on final approval of the settlement, and serving copies of such papers on all counsel for the parties hereto. Failure to file such timely written objections will preclude a Class Member from objecting at the final approval hearing.

                  4. Subject to the approval of the Court, Class Notice will also be disseminated to persons who obtained RALs in Texas prior to 1992, by publication, and subsequent to 1996, by mail. Any opt-outs of the Action by such persons pursuant to the Class Notice must be in a writing signed by the individual person and not his or her counsel or other representative.

                  5. Class Counsel shall not solicit the representation of persons who have opted out from the class with respect to any of the Settled Claims that were or could have been raised in the Action, the Cause 99-314 Action or the Martinez Action.

V.       ATTORNEYS' FEES AND EXPENSES

                  1. Defendants agree to pay Class Counsel up to $49,000,000 with respect to attorney's fees that may be awarded by the Court in connection with this settlement, provided that Class Counsel and/or their respective law firms shall not seek or accept an award of more than $49,000,000 in attorneys fees. Further, in the event the Court awards Class Counsel any recovery of expenses associated with the litigation of the Action, H&R Block agrees to reimburse Class Counsel up to $900,000 for such expenses incurred prior to execution of this Agreement. Plaintiffs shall provide a reasonable description of such expenses, but H&R Block shall not object to the reasonableness or necessity of such expenditures. Such fees and expenses shall be subject to Court approval, but in no event shall H&R Block be required to pay more than the amounts stated herein. Such payment shall be made to Class Counsel within 30 days after the Court's order approving the settlement becomes final, and any appeals have been exhausted and all conditions subsequent have been satisfied; provided, however, that any payment by H&R Block shall be made in accordance with a final Court order specifying the division of attorneys fees and expenses among Class Counsel in this case, and shall not be payable by H&R Block until such an order specifying divisions has been entered.

                  2. The Court order awarding attorneys' fees and expenses to Class Counsel shall be in an order which is separate from an order approving the settlement, so that any appeal from the attorneys' fees and expenses to Class Counsel shall not affect the finality of the approval of the settlement.

                  3. Class Counsel may pay incentive awards to the Plaintiffs out of the aforesaid amounts paid to Class Counsel, in amounts to be approved by the Court.

VI.      TERMINATION

                  H&R Block, at its sole discretion, shall have the right but not the obligation to terminate this Agreement if:

                  1. The Court declines to preliminarily approve the settlement and enter a Preliminary Approval Order except as expressly provided elsewhere in the Agreement; or

                  2. The conditions subsequent discussed herein are not satisfied; or

                  3. To the extent any Class Members have opted out of this Class, or may hereafter have the right to opt out of the Class or the Action, H&R Block shall have the option to withdraw from this Settlement if more than one percent (1%) of the persons receiving Class Notice opt out.

                  Plaintiffs and Class Members, at their sole discretion, shall have the right but not the obligation to terminate this Agreement if the Court declines to preliminarily approve the settlement and enter a Preliminary Approval Order approving all aspects of this Agreement of Settlement, or except as expressly provided in this Agreement.

                  Termination by either H&R Block or by Plaintiffs and Class Members pursuant to this Section VI shall mean that all obligations of the parties hereto shall terminate, except as expressly provided herein.

                  IN WITNESS WHEREOF, the undersigned parties hereto and their attorneys have caused this Agreement to be duly executed on the date first above written.

                                            /s/ Nancy Haese
                                            ------------------------------------
                                            Nancy Haese, Plaintiff

                                            /s/ Ronnie Haese
                                            ------------------------------------
                                            Ronnie Haese, Plaintiff

                                            HILLIARD & MUNOZ, LLP

                                            By: /s/ Robert C. Hilliard
                                                --------------------------------
                                                   Robert C. Hilliard

                                            HARTLINE, DACUS, BARGER,
                                            DREYER & KERN, L.L.P.

                                            By: /s/ Darrell L. Barger by RCH
                                                --------------------------------
                                                   Darrell L. Barger

                                            ELLIS, CARSTARPHEN, DOUGHERTY &
                                            GOLDENTHAL, P.C.

                                            By: /s/ Edward M. Carstarphen by RCH
                                                --------------------------------
                                                   Edward M. Carstarphen

                                            SICO, WHITE & BRAUGH

                                            By: /s/ Craig M. Sico by RCH
                                                --------------------------------
                                                Craig M. Sico

                                            ATTORNEYS FOR PLAINTIFFS

                                            H&R BLOCK, INC.

                                            By: /s/ Jeffery W. Yabuki
                                                --------------------------------
                                                    An Authorized Representative

                                            H&R BLOCK TAX SERVICES, INC.

                                            By: /s/ Jeffery W. Yabuki
                                                --------------------------------
                                                    An Authorized Representative

                                            H&R BLOCK AND ASSOCIATES, L.P.

                                            By: /s/ Jeffery W. Yabuki
                                                --------------------------------
                                                    An Authorized Representative

                                            HRBO, LIMITED, ERRONEOUSLY NAMED AS
                                            HRBO, LTD.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            HRB-DELAWARE, INC. AS SUCCESSOR IN
                                            INTEREST  TO H&R BLOCK OF SOUTH
                                            TEXAS, INC.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            HRB-DELAWARE, INC.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            H&R BLOCK, LTD.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            HRBOI, LTD.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            HRBO III, LTD.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            HRBOII, INC., ERRONEOUSLY NAMED AS
                                            HRBOII, LTD.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            H&R BLOCK OF DALLAS, INC.

                                            By: /s/ Jeffery W. Yabuki
                                                --------------------------------
                                                    An Authorized Representative

                                            H&R BLOCK OF HOUSTON, LTD.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            HOUSTON BLOCK, L.C.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            BLOCK MANAGEMENT, LTD.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            STI-BLOCK, L.C.

                                            By: /s/ Garnett Walker
                                                --------------------------------
                                                    An Authorized Representative

                                            MEREDITH, DONNELL & ABERNETHY

                                            By: ________________________________
                                                    Ben A. Donnell

                                            BRYAN CAVE, LLP.

                                            By: ________________________________
                                                     N. Louise Ellingsworth

                                            ATTORNEYS FOR DEFENDANTS